United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2005
Internet Commerce Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)
6025 The Corners Parkway, Suite 100
Norcross, Georgia 30071
(Address of Principal Executive Offices)
(Zip Code)
(678) 533-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 17, 2005, Internet Commerce Corporation (the “Company”) entered into an employment agreement with Thomas J. Stallings (the “Employment Agreement”). Mr. Stallings currently serves as the chief executive officer and a member of the board of directors of the Company. The Employment Agreement has an initial term of one year, which will automatically renew for an additional one year upon the first anniversary of the Employment Agreement and each anniversary thereafter. Under the terms of the Employment Agreement, Mr. Stallings is entitled to (i) annual base salary of $250,000, (ii) the opportunity to earn an annual cash incentive, targeted at $200,000 for fiscal 2006, based upon the Company’s revenue and performance, (iii) an option to purchase 100,000 shares of the Company’s Class A Common Stock with an exercise price equal to the fair market value on the grant date and that vests according to the Company’s customary practices, (iv) an option to purchase 100,000 shares of Class A Common Stock with an exercise price equal to the fair market value on the grant date and with the potential for accelerated vesting based on the Company’s performance, (v) an option to purchase 100,000 shares of Class A Common Stock, which shall be granted upon the achievement by the Company of certain performance goals and with an exercise price equal to the fair market value on the grant date, and (vi) participation in the Company’s benefit plans that are available generally to employees. If Mr. Stallings’ employment is terminated as a result of his disability, by the Company without cause or by Mr. Stallings for cause, Mr. Stallings will be eligible to receive a severance amount equal to 12 months of his annual base salary plus any annual cash incentive that would have accrued for the current fiscal year. The Employment Agreement further provides that Mr. Stallings may not, for a period of one year following termination of his employment, (i) compete with the Company, either individually or on behalf of any person competing with the Company within the territory specified in the agreement, (ii) directly or indirectly solicit the Company’s employees on behalf of a competitor, or (iii) interfere with the existing relationship between the Company and any of its customers, suppliers or other business relations with whom he dealt during the most recent two-year period preceding the termination.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Employment Agreement, dated November 17, 2005, by and between Internet Commerce Corporation and Thomas J. Stallings.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Internet Commerce Corporation
	By:	/s/ Glen E. Shipley
Glen E. Shipley
Dated: November 23, 2005		Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Employment Agreement, dated November 17, 2005, by and
between Internet Commerce Corporation and Thomas J. Stallings.